                                                                     Exhibit 1.1

                             1-800 CONTACTS, INC.

                              2,040,000 Shares/1/

                                  Common Stock



                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                 August __, 1999


HAMBRECHT & QUIST LLC
MCDONALD INVESTMENTS INC.
As Representatives of the several Underwriters
  c/o Hambrecht & Quist LLC
  One Bush Street
  San Francisco, CA 94104

Ladies and Gentlemen:

     1-800 CONTACTS, INC., a Delaware corporation (herein called the Company), proposes to issue and sell 1,410,000 shares of its authorized but unissued Common Stock, $0.01 par value (herein called the Common Stock), and the stockholders of the Company named in Schedule II hereto (herein collectively called the Selling Security holders) and Jonathan C. Coon and John C. Nichols (herein collectively called the Principal Selling Security holders) propose to sell an aggregate of 630,000 shares of Common Stock of the Company (said 2,040,000 shares of Common Stock being herein called the Underwritten Stock). The Company and the Selling Security holders propose to grant to the Underwriters (as hereinafter defined) an option to purchase up to 306,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.
------------------------------------

/1/ Plus an option to purchase from the Company and the Selling Security holders up to 306,000 additional shares to cover over-allotments.

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     The Company and the Selling Security holders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     1. Registration Statement. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-1(No. 333-80289), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act) of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective
Date), shall also mean (from and after the effectiveness of such amend ment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in the Registration Statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each

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Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2. Representations and Warranties of the Company and the Principal Selling Security holders.

     (a) Each of the Company and the Principal Selling Security holders hereby represents and warrants as follows:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company).

          (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement and the Prospectus.

          (iii) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Registration Statement and the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement

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of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration
Statement or the Prospectus.

          (iv) The authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock, none of which are outstanding, and 20,000,000 shares of Common Stock, $0.01 par value, of which there are outstanding 7,840,568 shares (including the Underwritten Stock plus the number of shares of Option Stock, if any, issued on the date hereof); proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the shares of such capital stock outstanding prior to the issuance of the Stock have been duly and validly issued and are fully paid and nonassessable; all outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Restated Certificate of Incorporation or Bylaws of the Company, and there are no contractual or statutory preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Stock; except as described in the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements to issue or other rights to convert any obligations into shares of capital stock of the Company.

          (v) The Company owns or possesses valid licenses or other rights to use all patents, patent rights, inventions, trade secrets, copyrights, trademarks, service marks, trade names, technology and know-how (herein called Intellectual Property) currently employed or proposed to be employed by them in connection with their business as described in the Prospectus, except where the failure to own or possess such rights would not reasonably be expected to have a material adverse effect on the Company. Except as disclosed in the Prospectus, the Company has not received any notice of infringement or conflict with (and the Company does not know of any infringement or conflict with) asserted rights of

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others with respect to any Intellectual Property that is reasonably likely to have a material adverse effect on the Company. The discoveries, inventions, products or processes of the Company referred to in the Prospectus do not, to the Company's knowledge, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process that is the subject of a patent application filed by any third party, that could reasonably be expected to have a material adverse effect on the Company.

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters.

          (vii) The Company owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

          (viii) All outstanding shares of Common Stock held by officers, directors, Selling Security holders and, to the Company's knowledge, stockhold ers holding greater than 5% of the Company's outstanding Common Stock (5% Stockholders) and all securities convertible into or exercisable or exchangeable for Common Stock held by officers, directors, Selling Security holders and 5% Stockholders, are subject to valid, binding and enforceable agreements (herein called the Lock-up Agreements) that restrict the holders thereof from selling, making any short sale of, granting any option for the purchase of, or otherwise transferring or disposing of, any of such shares of Common Stock, or any such securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days after the date of the Prospectus without the prior written consent of Hambrecht & Quist LLC.

          (ix) Except as to defaults which individually or in the aggregate would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company, the Company is not in violation of any provision of its Restated Certificate of Incorporation or Bylaws or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a

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party or by which it or any of its properties are bound; and; to the Company's knowledge, there does not exist any state of facts which constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

          (x) There are no franchises, contracts, leases, documents or legal proceedings, pending or, to the Company's knowledge, threatened, which are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required; the franchises, contracts, leases and documents so described in the Prospectus (assuming due authorization, execution and delivery by the parties thereto other than the Company) are in full force and effect on the date hereof; and neither the Company nor, to the Company's knowledge, any other party is in breach of or default under any of such franchises, contracts, leases and documents.

          (xi) Except as disclosed in the Registration Statement and the Prospectus, the Company is conducting business in compliance in all material respects with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal laws, rules and regulations relating to the purchase and sale of contact lenses, except where failure to be so in compliance would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company.

          (xii) The execution and delivery by the Company and the Selling Security holders of, and the performance by the Company and the Selling Security holders of their obligations pursuant to, the Underwriting Agreement, and the issue and sale by the Company and the Selling Security holders of the shares of Stock pursuant to the Underwriting Agreement will not conflict with, or result in a violation of, the Restated Certificate of Incorporation or Bylaws of the Company or result in any breach of, or constitute an event of default under, any agreement or instrument to which the Company is a party or violate any applicable law, regulation, order, writ, injunction or decree of any jurisdiction, court or governmental instrumentality.

          (xiii) The Stock to be sold by the Selling Security holders is listed and duly admitted to trading on the Nasdaq National Market, and prior to the Closing Date, the Stock to be issued and sold by the Company will be authorized

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for listing by the Nasdaq National Market upon official notice of issuance.

          (xiv) The Stock is duly and validly authorized, is (or, in the case of shares of the Stock to be sold by the Company, will be, when issued and sold to the Underwriters as provided herein) duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Security holders or the issuance and sale of the Stock as contemplated herein.

          (xv)   The financial statements included in the Registration
Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules in the Registration Statement present fairly the information required to be stated therein. Except as otherwise expressly specified in the Registration Statement, such financial statements are in accordance with the books and records of the Company in all material respects. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or Prospectus,

          (xvi) No labor dispute with the employees of the Company or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or distributors which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company.

          (xvii) The Company's corporate predecessor was qualified as an "S corporation" since its incorporation and through February __, 1998. All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by the said returns or otherwise assessed which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken. The United States federal income tax returns of the Company through the fiscal year ended December 31, 1998 have been filed and, to the best of the Company's knowledge, no

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assessment in connection therewith has been made against the Company. The
Company has filed all other tax returns which are required to have been filed by it pursuant to applicable state, local or other law except (i) with respect to such taxes as are being contested in good faith and (ii) insofar as the failure to file such returns individually and in the aggregate would not reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company, and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy which would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company.

          (xviii)   The Company maintains a system of internal accounting
controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xix) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xx) The Company maintains reasonably adequate insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are prudent and customary for officers and directors liability insurance of a public company and as would cover claims which could be made in connection with the issuance of the Securities; and the Company has no

                                       8
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reason to believe that it will not be able to renew its existing directors and officers liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

          (xxi) The Company has the legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company.

          (xxii) The Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (Permits) as are necessary to own, lease and operate its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except where the failure to have such Permits would not reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results or operations of the Company; the Company has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such Permits contain no restrictions that would result in any material adverse effect on the business, prospects, financial condition or results of operations of the Company.

          (xxiv) There are no material outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Prospectus.

     (b) Each of the Selling Security holders hereby represents and warrants as follows:

          (i) Such Selling Security holder has good and marketable title to all the shares of Stock to be sold by such Selling Security holder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, and that

                                       9
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upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

          (ii) Such Selling Security holder has reviewed the Registration Statement and Prospectus and, although such Selling Security holder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Security holder that would lead such Selling Security holder to believe that on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or that the the Prospectus, as of its date, or on the Closing Date and any later date on which Option Stock is to be purchased, will contain any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) The Selling Security holders have not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Common Stock.

          (iv) The Selling Security holders have full right, power and authority to enter into this Agreement; the execution, delivery and performance of this Agreement and by the Selling Security holders and the consummation by the Selling Security holders of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Security holders is a party or by which the Selling Security holders is bound or to which any of the property or assets of the Selling Security holders is subject, nor will such actions result in any violation of the provisions of the organiza tional documents or documents creating a partnership or a trust of the Selling Security holders or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Security holders or the property or assets of the Selling Security holders; and, except for

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the registration of the Stock under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "1934 Act") and applicable state securities laws in connection with the purchase and distribution of the Common Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Pricing Agreement by the Selling Security holders and the consummation by the Selling Security holders of the transactions contemplated hereby and thereby.


     3.  Purchase of the Stock by the Underwriters.

     (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 1,410,000 shares of the Underwritten Stock to the several Underwriters, each Selling Security holder agrees to sell to the several Underwriters the number of shares of the Underwrit ten Stock set forth in Schedule II opposite the name of such Selling Security holder, and each of the Underwriters agrees to purchase from the Company and the Selling Security holders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule
I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Security holders and purchased by the several Underwriters shall be $___ per share. The obligation of each Underwriter to the Company and each of the Selling Security holders shall be to purchase from the Company and the Selling Security holders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Security holders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in
Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

     (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under

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the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Security holders shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Security holders jointly shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Security holders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Security holders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Security holders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Security holders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     (c)  On the basis of the representations, warranties and covenants herein

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contained, and subject to the terms and conditions herein set forth, the Company and the Selling Security holders grant an option to the several Underwriters to purchase, severally and not jointly, up to 306,000 shares in the aggregate of the Option Stock from the Company and the Selling Security holders at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. In the event of exercise of such option, in whole or in part, approximately 69% of the shares of the Option Stock to be purchased by the several Underwriters shall be sold to them by the Company and 31% of the shares of Option Stock shall be sold to them by the Selling Security holders. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

     4.  Offering by Underwriters.

     (a) The terms of the offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the offering and increase or decrease the concessions and discounts to dealers as they may determine.

     (b) The information set forth in the first, third and tenth paragraphs under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

     5.  Delivery of and Payment for the Stock.

     (a) Delivery of certificates for the shares of the Underwritten Stock and the

Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 a.m., California time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 220, Palo Alto CA 94301, at 7:00 a.m., California time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company, the Selling Security holders and you.
The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

     (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., California time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 220, Palo Alto CA 94301, at 7:00 a.m., Palo Alto time, on the third business day after the exercise of such option.

     (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for the Stock purchased from the Selling Security holders shall be made to the Custodian, for the account of the Selling Security holders, in each case by one or more certified or official bank check,
checks in same day funds or wire transfer.   Such payment shall be made upon
delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Security holders for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter.
Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. Further Agreements of the Company and the Selling Security holders. Each of the Company and the Selling Security holders respectively covenants and agrees as follows:

     (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and such other changes, if any, as permitted under Rule 424(b) (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commis sion.

     (b) The Company will promptly notify each of the Representatives in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information,
(ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company and the Selling Security holders will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

     (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

     (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supple mented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supple mented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

     (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amend ment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

     (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

     (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

     (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

     (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Security holders will pay any transfer taxes incident to the transfer to the Underwriters of the shares the Stock being sold by the Selling Security holders.

     (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including reasonable counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

     (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay and shall not affect any agreement which the Company and the Selling Security holders may make, or may have made, for the sharing of any such expenses and costs.

     (l) The Company and each of the Selling Security holders hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company or such Selling Security holder, as the case may be, will not, for a period of 180 days following the effective date of the Registration Statement, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (the "Option Plans") or upon the exercise of warrants outstanding as of the date hereof, all as described in the Prospectus, and (C) options to purchase Common Stock granted under the Option Plans.

     (m) The Company agrees to use its reasonable best efforts to cause all directors, officers, and beneficial holders of more than 5% of the outstanding Common Stock stockholders (who are not Selling Security holders) to agree that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the effective date of the Registration Statement, directly or indirectly,

(i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

     (n) The Company agrees: (i) to enforce the terms of each Lock-up Agreement and (ii) issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-up Agreement. In addition, except with the prior written consent of Hambrecht & Quist LLC, the Company agrees (i) not to amend or terminate, or waive any right under, any Lock-up Agreement, or take any other action that would directly or indirectly have the same effect as an amendment or termination, or waiver of any right under, any Lock-up Agreement, that would permit any holder of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, to sell, make any short sale of, grant any option for the purchase of, or otherwise transfer or dispose of, any of such shares of Common Stock or other securities prior to the expiration of 180 days after the effective date of the Registration Statement, and (ii) not to consent to any sale, short sale, grant of an option for the purchase of, or other disposition or transfer of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, subject to a Lock-up Agreement.

     (o) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.


     7.  Indemnification and Contribution.

     (a) Subject to the provisions of paragraph (f) of this Section 7, the Company and the Selling Security holders jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the Exchange Act), or the common law, local, state or federal laws, rule or regulation, or otherwise, and the Company and the Selling Security holders jointly and severally, agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemni fied parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or
(iii) the violation or non-compliance with any law, rule or regulation by the Company or its affiliates in conducting its business as conducted or as described in or contemplated by the Prospectus; provided, however, that (1) the indemnity agreements of the Selling Security holders contained in this paragraph
(a)(iii) shall apply to the Principal Selling Security holders and not the other Selling Security holder, (2) the indemnity agreements of the Company and the Selling Security holders contained in this paragraph (a)(i) and (ii) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and (2) the indemnity agreement contained in this paragraph
(a)(ii) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and it shall have been determined by a final judgement of a court of competent jurisdiction that any Underwriter or any person controlling such Underwriter would not have incurred such loss, claim, damage, liability or expense had the Prospectus (as amended or supple mented) been delivered or sent, unless the failure is the result of noncompliance by the Company with paragraph (c) of
Section 6 hereof. The indemnity agreements of the Company and the Selling Security holders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Security holders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Security holders from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemni fied parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (c)  Each party indemnified under the provision of paragraphs (a) and
(b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnify ing party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any reasonable legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Security holders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Security holders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investiga tion, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph
(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

     (e) Neither the Company nor the Selling Security holders will, without the prior written consent of each Underwriter (which will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Underwriter.

     (f) The liability of each Selling Security holder under such Selling Security holder's representations and warranties contained in paragraph (a) of
Section 2 hereof and under the indemnity and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof shall be limited to an amount equal to the offering price of the stock sold by such Selling Security holder to the Underwriters less underwriting discounts and commissions. The Company and the Selling Security holders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     (g) The Underwriters shall seek indemnification, to which they are entitled under paragraph (A) of this Section 7 first from the Company. If the Company does not respond to the Underwriters within 30 days, then the Underwriters may seek such indemnification from the Selling Security holders. In the event that the Underwriters are unable (or believe that they will be unable to) obtain such indemnification from the Company, the Underwriters may then seek indemnification from the Selling Security holders.

     8. Termination. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Security holders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Security holders to the Underwriters and no liability of the Underwriters to the Company or the Selling Security holders; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Security holders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     9. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Security holders of all their respective obligations to be performed hereunder in all material respects at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

     (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

     (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.

     (c) You shall have received from Hyman, Phelps & McNamara, P.C., special regulatory counsel to you, an opinion, in form acceptable to you, addressed to the Underwriters and dated the Closing Date, covering such matters as you should request hereto, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

     (d) You shall have received from Kirkland & Ellis, counsel for the Company and the Selling Security holders, an opinion, addressed to the

Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Option Stock is purchased at any date after the Closing Date, additional opinions from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

     (e) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein,
(iv) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus as of the date hereof, (v) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

     (f) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (e) of this Section 9 are true and correct.

     (g) You shall have received from Arthur Anderson LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

     (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

     (i) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

     (j) On or prior to the Closing Date, you shall have received from all directors, officers, and, to the Company's knowledge, beneficial holders of more than 5% of the outstanding Common Stock (who are not otherwise Selling Security holders) stockholders agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the effective date of the Registration Statement, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwrit ers, shall be satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Security holders. Any such termination shall be without liability of the Company or the Selling Security holders to the Underwriters and without liability of the Underwriters to the Company or the Selling Security holders; provided, however, that (i) in the event of such termination, the Company and the Selling Security holders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Security holders under this Agreement, including all costs and expenses referred to in paragraphs
(i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Security holders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     10. Conditions of the Obligation of the Company and the Selling Security holders. The obligation of the Company and the Selling Security holders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Security holders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Security holders to the Underwriters and without liability of the Underwriters to the Company or the Selling Security holders; provided, however, that in the event of any such termination the Company and the Selling Security holders jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Security holders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     11. Reimbursement of Certain Expenses. In addition to their other obligations under Section 7 of this Agreement (and subject, in the case of a Selling Security holder, to the provisions of paragraph (f) of Section 7), the Company and the Selling Security holders hereby jointly and severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company, the Selling Security holders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Security holders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

     13. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104, with a copy to Skadden, Arps, Slate, Meagher & Flom, LLP Attention: Gregory C. Smith; and if to the Company, shall be mailed, telegraphed or delivered to it at its office,1-800 CONTACTS, INC., 66 E. Wadsworth Park Drive, Draper, Utah 84020 Attention: Jonathan C. Coon, with a copy to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601
Attention: Dennis M. Myers; and if to the Selling Security holders, shall be mailed, telegraphed or delivered to the Selling Security holders in care of Jonathan C. Coon at 1-800 CONTACTS, INC., 66 E. Wadsworth Park Drive, Draper, Utah 84020. All notices given by telegraph shall be promptly confirmed by letter.

     14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Security holders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement;

provided, however, that if this Agreement is terminated prior to the Closing
-----------------
Date, the provisions of paragraphs (l), (m) and (n) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     Please sign and return to the Company and to the Selling Security holders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Security holders and the several

Underwriters in accordance with its terms.

                                        Very truly yours,

                                        1-800 CONTACTS, INC.



                                        By: __________________________
                                                Jonathan C. Coon
                                        President, Chief Executive Officer


                                        SELLING SECURITY HOLDERS:



                                        By __________________________
                                                Jonathan C. Coon

                                        By __________________________
                                                John C. Nichols

                                        By __________________________
                                              Stephen A. Yacktman


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
MCDONALD INVESTMENTS INC.
  By Hambrecht & Quist LLC



By __________________________
     Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                  SCHEDULE I

                                 UNDERWRITERS

                                                                Numberof
                                                                 Shares
                                                                  to be
Underwriters                                                    Purchased
------------                                                    ---------

Hambrecht & Quist LLC ........................................
McDonald Investments Inc. ....................................
-------------------------------------------------------------------------
Total

                                 SCHEDULE II

                           SELLING SECURITY HOLDERS


                                                                      Number of
                                                                        Shares
Names of                                                                 to be
Securityholders                                                          Sold
---------------------                                                  ---------

Johnathan C. Coon ...................................................   420,000
John F. Nichols .....................................................   180,000
Stephen A. Yacktman .................................................    30,000
--------------------------------------------------------------------------------
Total                                                                   630,000


                                    ANNEX A

           Matters to be Covered in the Opinion of Kirkland & Ellis
                            Counsel for the Company
                       and the Selling Security holders

                                       36